MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (the “Agreement”), dated effective as of the 30th day of April, 2008, by and among DECORIZE, INC., a Delaware corporation (“Borrower”) and SRC Holdings Corporation, a Missouri corporation (“Lender”)

WHEREAS, on June 15, 2005, Borrower executed and delivered to Lender a Third Amended and Restated Promissory Note in the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the “Note”), which was issued in replacement of and substitution for that certain Second Amended and Restated Promissory Note in the original principal amount of $750,000, which was issued on April 11, 2005, which in turn was issued in replacement of and substitution for that certain First Amended and Restated Secured Promissory Note in the original principal amount of $750,000, which was issued on September 30, 2004, which in turn was issued in replacement of and substitution for that certain Secured Line of Credit Promissory Note in the original principal amount of up to $500,000, which was issued on April 29, 2004 (the “Original Note”);

WHEREAS, the Note was deemed issued and delivered in conjunction with that certain Security Agreement dated April 29, 2004, entered into by and between Borrower and Lender in connection with the issuance of the Original Note (as from time to time supplemented, amended or restated, the “Security Agreement”);

WHEREAS, the parties desire to amend the Note so that the interest payable on the Note shall accrue at the prime rate per annum as from time to time published by the Wall Street Journal; and

WHEREAS, the parties desire to amend the Note so that the Borrower is no longer obligated to make interest payments in monthly installments over the term of the Note; and

WHERAS, the parties desire to amend the Note so that all accrued interest on the unpaid principal balance shall be due and payable in full upon demand by Lender.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and agreed to be kept, the parties hereto do agree as follows:

1.	Modification of Interest Rate. Effective April 30, 2008, the Note shall accrue interest at the prime rate per annum as from time to time published by the Wall Street Journal.

2.	Modification of Payment Terms. All accrued interest on the unpaid principal balance of the Note shall be due and payable in full upon demand by Lender.

3.
No Other Modification. The modification and amendments to the Note set forth in this Agreement shall only modify and amend the Note to the extent necessary to give effect to such modification and amendments, and, except as otherwise provided in this Agreement, the Note and Security Agreement shall continue to bind the parties to such documents and be in full force and effect in accordance with their original terms as of their effective dates.

4.
Representations and Warranties. When Borrower signs this Agreement, Borrower represents and warrants to Lender that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Note or Security Agreement (collectively, the “Loan Documents”) except those events, if any, that have been disclosed in writing to Lender or waived in writing by Lender, (b) the representations and warranties in the Loan Documents are true as of the date of this Agreement as if made on the date of this Agreement, (c) this Agreement does not conflict with any law, agreement, or obligation by which Borrower is bound, and (d) this Agreement is within Borrower’s powers, has been duly authorized, and does not conflict with any of Borrower’s organizational papers.

5.
Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6.	General Provisions.

a.
Headings. The headings, captions and arrangements used in this Agreement are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Agreement, nor effect the meaning hereof.

b.	Survival. All agreements, covenants, undertakings, representations and warranties made in this Agreement shall survive the execution hereof.

c.
Governing Law. This Agreement and the rights and duties of the parties hereto shall be governed by the laws of the State of Delaware (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal law, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of the Agreement and any related documents, unless otherwise specified therein.

d.
Attorney’s Fees and Costs. In the event that any dispute arises between the parties hereto relating to the interpretation, enforcement or performance of this Agreement, and such matter is referred to an attorney for resolution, the prevailing party shall be entitled to collect from the losing party any attorney’s fees together with any costs and expenses in the event of litigation.

e.	Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto, and its respective successors and assigns.

7.
Final Agreement. By signing this document each party represents and agrees that: (a) this document represents the final agreement between the parties with respect to the subject matter hereof, (b) this document supersedes any term sheet or other written outline of the terms and conditions relating to the subject matter hereof, unless such term sheet or other written outline of terms and conditions expressly provides to the contrary, (c) there are no unwritten oral agreements between the parties, and (d) this document may not be contradicted by evidence of any prior, contemporaneous, or subsequent oral agreements or understandings of the parties.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANIDNG OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

This Agreement is executed as of the date stated at the beginning of this Agreement.

DECORIZE, INC.		SRC HOLDINGS CORPORATION
a Delaware corporation		a Missouri corporation

By:	/s/ Steve Crowder	By:	/s/ John P. Stack
Name: Steve Crowder		Name: John P. Stack
Title: President and Chief Executive Officer		Title: Chief Executive Officer